Exhibit 1.1

[Form of Underwriting Agreement for Debt Securities]

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

$
% SENIOR NOTES DUE

UNDERWRITING AGREEMENT FOR DEBT SECURITIES

             , 20

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

UNDERWRITING AGREEMENT FOR DEBT SECURITIES

            , 20

El Paso Pipeline Partners, L.P.

500 Dallas Street, Suite 1000

Houston, Texas 77002

Ladies and Gentlemen:

             ,               and               (collectively, the “Underwriters”) understand that El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (the “Operating Company”) and a wholly owned subsidiary of El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership” and collectively with the Operating Company, the “Partnership Parties”), proposes to issue and sell                principal amount of its                Senior Notes due                (the “Securities”).  The Underwriters also understand that the Operating Company’s obligations under the Securities and the Indenture (as defined below) will be unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by the Partnership.

Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Partnership Parties hereby agree to issue and sell and each Underwriter, severally and not jointly, agrees to purchase from the Partnership Parties the respective principal amount of Securities set forth opposite such Underwriter’s name in the table below at a purchase price equal to                % of the principal amount of the Securities, plus accrued and unpaid interest thereon from               to the date of payment and delivery.

Underwriter	Principal Amount of Securities

The Underwriters will pay for the Securities upon delivery thereof through the office of the Trustee (as defined below) at [state location] on [state date].

2

The Securities shall have the following terms:

Maturity:

Initial Price to Public:

Interest Rate:

Redemption Provisions:

Interest Payment Dates:

Record Dates:

Sinking Fund:

Purchase Price to be paid by Underwriters:

Listing:

All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile transmission to the Underwriters in care of       at, Attention:       , Facsimile No.       ; and if to the Partnership Parties shall be delivered or sent by courier service, mail or facsimile transmission to the Partnership Parties at 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention: Kimberly A. Dang, Vice President and Chief Financial Officer, Facsimile No. (713) 495-2818.  Notice given by delivery or courier service shall be effective upon actual receipt.  Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested.  Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.

All the provisions contained in the document entitled El Paso Pipeline Partners Operating Company, L.L.C. Underwriting Agreement Provisions, dated the date hereof, a copy of which is attached to this letter, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.  For purposes of this Agreement, including the attached Underwriting Agreement Provisions, the term “Applicable Time” shall mean the earliest time at which sales of the Securities were made, which is       [a.m.][p.m.] (New York City time) on the date of this letter.

[Signature page follows]

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[Name of Underwriter or Underwriters]

By:
Name:
Title:

[Acting severally on behalf of [itself][themselves] and the several Underwriters named above]

UNDERWRITING AGREEMENT SIGNATURE PAGE

Agreed and Accepted:

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

By:
Name:
Title:

EL PASO PIPELINE PARTNERS, L.P.

By:	El Paso Pipeline GP Company, LLC,
its general partner

By:
Name:
Title:

UNDERWRITING AGREEMENT SIGNATURE PAGE

SCHEDULE I

Pricing Information

EL PASO PIPELINE PARTNERS OPERATING COMPANY, L.L.C.

UNDERWRITING AGREEMENT PROVISIONS

            , 20

El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (the “Operating Company”) and a wholly owned subsidiary of El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership” and collectively with the Operating Company, the “Partnership Parties”), proposes to issue and sell              principal amount of its               % Senior Notes due        (the “Securities”), as set forth in Section 3.  The Operating Company’s obligations under the Securities and the Indenture (as defined below) will be unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by the Partnership.  The Securities will be issued pursuant to an Indenture dated as of March 30, 2010 (as supplemented prior to the date hereof, the “Base Indenture”), by and between the Operating Company and HSBC Bank USA, National Association, as trustee (the “Trustee”), as amended and supplemented by the        Supplemental Indenture thereto (the “Supplemental Indenture”) to be dated as of               , by and among the Operating Company, as the issuer of the Securities, the Partnership as guarantor of the Securities, and the Trustee.  The Base Indenture, as supplemented and amended by the Supplemental Indenture, is referred to herein as the “Indenture.”

The Partnership Parties are entering into that certain underwriting agreement dated the date hereof that provides for the sale of the Securities to the several underwriters named therein (the “Underwriters”).  The provisions set forth herein are incorporated by reference in such underwriting agreement (the “Underwriting Agreement”).  The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein referred to as this “Agreement.”

1.                                      Sale and Purchase of the Securities.  On the basis of the representations, warranties and agreements herein contained, the Partnership Parties propose to issue and sell the Securities.  All of the Securities will be purchased by the Underwriters for resale upon the terms of the offering determined herein and in the Underwriting Agreement.

The obligations of the Underwriters under this Agreement are several and not joint.

2.                                      Payment and Delivery.  The closing of the purchase and sale of the Securities shall take place at the offices of [state location], on the date or dates and at the time or times specified in this Agreement, each of which date and time may be postponed for not more than ten business days by agreement among (i)             ,              and              (collectively, the “Representatives”) (on their own behalf and on behalf of the other Underwriters) and (ii) the Partnership Parties (each such date and time of delivery and payment for the Securities is hereinafter referred to as the “Closing Date”).  Payment for the Securities shall be made by wire transfer of immediately available funds to a bank account designated by the Partnership Parties to the Representatives against delivery to the Trustee or the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities.

3.                                      Securities Act Documents; Public Offering.  The Partnership Parties have prepared and filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations adopted by the Commission thereunder (the “Rules”), an “automatic shelf registration statement” (as defined in Rule 405 of the Rules) on Form S-3 (Registration Statement Nos. 333-              and 333-             ), including a prospectus, relating to the senior debt securities (the “Shelf Securities”), including the Securities and the Guarantee, to be issued from time to time by the Partnership Parties and such registration statement became effective upon filing.  Such registration statements referred to in the first sentence of this Section 3, including financial statements, exhibits and Incorporated Documents (as hereinafter defined), as amended to the date of this Agreement, are hereinafter referred to as the “Registration Statement;” any preliminary prospectus relating to the Securities or the Guarantee included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules, including any preliminary prospectus supplement thereto relating to the Securities is hereinafter referred to as the “Preliminary Prospectus;” the final prospectus relating to the Securities or the Guarantee, including any prospectus supplement thereto relating to the Securities or the Guarantee, as filed with the Commission pursuant to Rule 424(b) of the Rules, is hereinafter referred to as the “Prospectus;” each “issuer free writing prospectus,” as defined in Rule 433 of the Rules (“Rule 433”), relating to the Securities or the Guarantee that (i) is required to be filed with the Commission by the Partnership Parties, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or the Guarantee or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership Parties’ records pursuant to Rule 433(g), is hereinafter referred to as an “Issuer Free Writing Prospectus;” each Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Underwriting Agreement, is hereinafter referred to as an “Issuer General Use Free Writing Prospectus;” and each Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus is hereinafter referred to as an “Issuer Limited Use Free Writing Prospectus.”  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T.

The Partnership Parties understand that the Underwriters propose to make a public offering of their respective portions of the Securities, as set forth in and pursuant to the Prospectus.

4.                                      Representations and Warranties.  The Partnership Parties, jointly and severally, represent and warrant to each Underwriter that:

(a)                                 Each of the Partnership Parties were not at the time of initial filing of the Registration Statement and at the earliest time thereafter that each of the Partnership Parties or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Securities, and are not on the date of the Underwriting Agreement and the Closing Date, an “ineligible issuer” (as defined in Rule 405 of the Rules).  Each of the Partnership Parties has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Securities Act;

(b)                                 (i) At the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Partnership Parties or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules) made any offer relating to the Securities or the Guarantee in reliance on the exemption of Rule 163 of the Rules and (iv) as of the Applicable Time, each of the Partnership Parties was or is (as the case may be) a “well-known seasoned issuer” (as defined in Rule 405 of the Rules).  The Partnership Parties have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules objecting to the use of the automatic shelf registration statement form. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Partnership Parties are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities or the Guarantee. The Partnership Parties have paid or will pay the filing fees required by the Commission relating to the Securities and the Guarantee within the time required by Rule 456(b)(1) of the Rules and otherwise in accordance with Rules 456(b) and 457(r) of the Rules;

(c)                                  The Registration Statement, at the time it originally became effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, and the prospectus contained therein at such times and at the time it was filed, complied and will comply, and on the date of the Underwriting Agreement and the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any supplement to such prospectus is filed with the Commission, the Registration Statement, the Preliminary Prospectus, the Prospectus and any such amendment or supplement, respectively, comply and will comply, in all material respects with the applicable requirements of the Securities Act and the Rules; the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations adopted by the Commission thereunder; (i) each part of the Registration Statement and any amendment thereto, at the time it became or becomes effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of the Applicable Time, neither (x) any Issuer General Use

Free Writing Prospectus issued at or prior to the Applicable Time, the most recent Preliminary Prospectus filed or used prior to the Applicable Time and the information included in Schedule I to the Underwriting Agreement, all considered together (collectively, the “Pricing Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Partnership Parties notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any Incorporated Documents; except that the representation and warranty in this Section 4(c) does not apply to statements or omissions in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus (or in amendments or supplements to such documents) made in reliance upon information furnished in writing to the Partnership by any Underwriter expressly for use therein;

(d)                                 The consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the entities purported to be shown thereby as of the dates shown and their results of operations, partners’ capital and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; the interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; any summary or selected financial data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto; and as to any pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

(e)                                  Each of the Partnership Parties has been duly formed, is validly existing and is in good standing under the laws of the State of Delaware, with all necessary limited liability company or partnership, as the case may be, power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of the Partnership Party and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(f)                                   All of the outstanding shares of capital stock, limited partner interests, general partner interests, or limited liability company interests, as applicable, of each of the Partnership’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X and Bear Creek Storage Company, L.L.C. and WYCO Development LLC (collectively, the “Significant Subsidiaries”), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) with respect to any general partner interests) non-assessable, and are owned by the Partnership directly or indirectly through one or more wholly-owned subsidiaries or El Paso Pipeline GP Company, LLC, a Delaware limited liability company (the “General Partner”).  All of such shares or interests owned directly or indirectly by the Partnership or the General Partner are owned free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(g)                                  Each of the Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(h)                                 The General Partner is the sole general partner of the Partnership and the Partnership is the sole member of Operating Company; the General Partner owns a general partner interest in the Partnership and the Partnership owns the member interest in the Operating Company; each such general partner or member interest, as the case may be, is duly authorized by the Agreement of Limited Partnership of the Partnership, as amended and restated, or the limited liability company agreement, as amended and restated, of the Operating Company, as applicable, and was validly issued to or acquired by the General Partner or the Partnership, as applicable; and the General Partner or the Partnership, as applicable, owns such general partner or member interest, as the case may be, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

(i)                                     The General Partner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the General Partner is an indirect subsidiary of Kinder Morgan, Inc., a Delaware corporation; and the General Partner has all necessary limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(j)                                    Each of the Partnership Parties has all necessary limited liability company or partnership, as the case may be, power and authority, to execute and deliver this Agreement, the Securities and the Guarantee, as applicable (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken by the Partnership Parties for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

(k)                                 The Indenture has been duly authorized by each of the Partnership Parties and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and when the Supplemental Indenture has been duly executed and delivered (assuming due authorization, execution and delivery thereof by the Trustee), the Indenture will constitute a valid and legally binding agreement of each of the Partnership Parties enforceable against each of the Partnership Parties in accordance with its terms, except as (i) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and (ii) enforceability of any exculpation, indemnification or contribution provisions contained therein may be limited by applicable law or public policy (collectively, the “Enforceability Exceptions”);

(l)                                     The Securities have been duly authorized by the Operating Company and when the Supplemental Indenture has been duly executed and delivered (assuming due authorization, execution and delivery thereof by the Trustee) and the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Securities will constitute valid and legally binding obligations of the Operating Company enforceable against the Operating Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

(m)                             The Guarantee has been duly authorized by the Partnership and when the Supplemental Indenture has been duly executed and delivered (assuming due authorization, execution and delivery thereof by the Trustee) and the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Guarantee will constitute the valid and legally binding obligation of the Partnership enforceable against the Partnership in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

(n)                                 The execution, delivery and performance of this Agreement, and the issuance and sale of the Securities and the Guarantee, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the General Partner, the Partnership, the Operating Company or any of the Significant Subsidiaries is a party or by which the General Partner, the Partnership, the Operating Company or any of the Significant Subsidiaries is bound or to which any of the property of the General Partner, the Partnership, the Operating Company or any of the Significant Subsidiaries is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or other formation document, as the case may be, of the General Partner, the Partnership, the Operating Company or any of the Significant Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the General Partner, the Partnership, the Operating Company or any of the Significant Subsidiaries or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the General Partner, the Partnership, the Operating Company or any of the Significant Subsidiaries or any of the properties of such entities is required for the issuance and sale of the Securities and the Guarantee by the Partnership Parties, except such as have been obtained or made under the Securities Act, the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws;

(o)                                 Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Partnership Parties or any of their subsidiaries is a party or of which any property of the Partnership Parties or any of their subsidiaries is the subject which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and, to each of the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated;

(p)                                 Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Partnership Parties or any of their subsidiaries has violated any federal or state law or regulation relating to the protection of human health or the environment, except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect;

(q)                                 Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, that would have a Material Adverse Effect;

(r)                                    Each of the Partnership Parties and the Significant Subsidiaries owns or leases all properties as are necessary to the conduct of its operations as described in the Pricing Disclosure Package and the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect;

(s)                                   Each of the Partnership Parties is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will be, exempt from regulation as an “investment company,” as defined in the Investment Company Act of 1940, as amended;

(t)                                    None of the Partnership, the General Partner, the Operating Company or any of the Significant Subsidiaries is involved in any labor dispute and, to the knowledge of the Partnership Parties, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate have a Material Adverse Effect;

(u)                                 To the Partnership’s knowledge, Ernst & Young, LLP, who has certified certain financial statements of the Partnership and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(v)                                 The offering and sale of Securities and the Guarantee, as contemplated by this Agreement, does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Partnership Parties (except as otherwise described in the Pricing Disclosure Package and the Prospectus); and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or provided in the various employee or director stock or unit based benefit or compensation plans, there are no outstanding options or warrants to purchase any Securities or other securities of either of the Partnership Parties;

(w)                               Since June 30, 2012, none of the General Partner, the Partnership, the Operating Company or any of the Significant Subsidiaries has taken any action that is or was designed to or that has constituted or that might have reasonably been expected to cause or result in illegal stabilization or manipulation of the price of any security of the Partnership to facilitate the offering of the Securities and the Guarantee;

(x)                                 The Partnership Parties maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Partnership’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Partnership Parties believe that their internal control over financial reporting is effective;

(y)                                 Since the date of the Partnership’s latest financial statements (audited or unaudited) incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting;

(z)                                  The Partnership Parties maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership Parties and their consolidated subsidiaries is made known to the principal executive officer and principal financial officer of the General Partner by others within those entities; and the Partnership Parties believe that such disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports the Partnership files under the Exchange Act is recorded, processed, summarized and reported as and when required; and

(aa)                          Neither of the Partnership Parties has distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will distribute any offering material in connection with the offering and sale of the Securities and the Guarantee other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented to the use thereof.

5.                                      Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters hereunder to purchase and pay for the Securities are subject to the following conditions:

(a)                                 On the date of this Agreement and also on each Closing Date, each of Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to the Underwriters letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, as to financial information included in the Pricing Disclosure Package and the Prospectus.

(b)                                 No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(c)                                  (i) The Partnership Parties and their subsidiaries shall not have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any change, or any development involving a prospective change, in the interests, capital stock or long-term debt of the Partnership Parties or any of their subsidiaries that would constitute a material adverse change to either of the Partnership Parties and their subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership Parties and their subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in the case of either clause (i) or this clause (ii), other than as set forth in or contemplated by the Pricing Disclosure Package, if in the judgment of the Representatives any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Securities as contemplated in the Prospectus.

(d)                                 Subsequent to the execution of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension in trading in the Partnership’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Securities on the terms and in the manner contemplated in the Prospectus.

(e)                                  The representations and warranties of each of the Partnership Parties contained herein shall be true and correct on and as of the Closing Date and each of the Partnership Parties shall have performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

(f)                                   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of the Chief Executive Officer, the President or any Vice President of the General Partner on behalf of the Partnership Parties, which shall certify, to the best of his knowledge after reasonable investigation, on behalf of the Partnership Parties that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (ii) the representations and warranties of each of the Partnership Parties contained herein are true and correct on and as of the Closing Date, (iii) each of the Partnership Parties has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date, (iv) the each of the Partnership Parties and their subsidiaries have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would reasonably be expected to have a Material Adverse Effect, other than as set forth in or contemplated by the Pricing Disclosure Package, and (v) since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change, or any development involving a prospective change, in the interests, capital stock or long-term debt of the Partnership Parties or any of their subsidiaries that would constitute a material adverse change to the Partnership and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership Parties and their subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus.

(g)                                  The Underwriters shall have received on the Closing Date from Andrews Kurth LLP, counsel for the Partnership Parties, an opinion, dated the Closing Date, substantially to the effect as set forth in Schedule II hereto.

(h)                                 The Underwriters shall have received on the Closing Date from Vinson & Elkins LLP, counsel for the Underwriters, an opinion in form satisfactory to the Underwriters, dated the Closing Date, with respect to the Partnership Parties, the Securities, the Guarantee and this Agreement as well as such other related matters as the Underwriters may reasonably request.  Such opinion shall also include language substantially to the effect of the penultimate paragraph of Schedule II hereto.  The Partnership Parties shall have furnished to such counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

(i)                                     Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Operating Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, nor shall there have been any public announcement, beyond what it had announced prior to the date of this Agreement, that any such organization has under surveillance or review its ratings of any debt securities of the Operating Company (other than an announcement with positive implication of a possible upgrading, and no implication of a possible downgrading of such rating).

6.                                      Covenants.  Each of the Partnership Parties jointly and severally covenants and agrees with the several Underwriters as follows:

(a)                                 To advise the Underwriters promptly of any amendment or supplement of the Registration Statement or the Prospectus which is proposed to be filed and not to effect such amendment or supplement in a form to which the Underwriters reasonably object.

(b)                                 To furnish to each of the Underwriters and to the counsel for the Underwriters, one copy of the Registration Statement filed pursuant to EDGAR, including exhibits and Incorporated Documents, in the form it became effective and of all amendments thereto, including exhibits; and to each such firm and counsel, copies of each Preliminary Prospectus and Prospectus and any amendment or supplement thereto relating to the Securities or the Guarantee.

(c)                                  As soon as it is advised thereof, to advise the Underwriters of (i) the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Partnership Parties, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or (iii) suspension of qualification of the Securities or the Guarantee for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership Parties will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement, or the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d)                                 To deliver to the Underwriters, without charge, as many conformed copies of the Registration Statement (excluding exhibits but including the Incorporated Documents), the

Preliminary Prospectus, the Prospectus and each Issuer General Use Free Writing Prospectus and all amendments and supplements to such documents as the Underwriters may reasonably request.

(e)                                  During such period as a Prospectus is required by law to be delivered by an Underwriter or dealer, to deliver, without charge, to Underwriters and dealers, at such office or offices as the Underwriters may designate, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request.

(f)                                   During the period in which copies of the Prospectus are to be delivered as provided in paragraph (e) above, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, forthwith to prepare, submit to the Underwriters, file with the Commission and deliver, without charge to the Underwriters either (i) amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus, as so amended or supplemented, will not be misleading or (ii) such amendments, supplements or documents which will effect such compliance.  Delivery by the Underwriters of any such amendments or supplements to the Prospectus or documents shall not constitute a waiver of any of the conditions set forth in Section 5 hereof.

(g)                                  To retain in accordance with the Rules all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules; and if at any time after the date of the Underwriting Agreement any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to notify the Representatives and promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)                                 To make generally available to the Partnership’s security holders, as soon as practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act.

(i)                                     To cooperate with the Underwriters in qualifying the Securities and the Guarantee for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representatives may reasonably request; provided that in no event shall the either of the Partnership Parties be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities and the Guarantee, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

(j)                                    During the period of five years from the date hereof, to supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as each of the Partnership Parties may from time to time distribute generally to its lenders or to the holders of any class of its securities registered under Section 12 of the Exchange Act and to furnish to the Representatives and such Underwriters a copy of each annual or other report it shall be required to file with the Commission.

(k)                                 To pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Partnership Parties will pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all reasonable costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing of this Agreement (including any Agreement Among Underwriters), (ii) the issuance, preparation and delivery of the Securities and the Guarantee to the Underwriters, including the costs and expenses of any registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor, (iii) the registration or qualification of the Securities and the Guarantee for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in paragraph (i) above, including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Underwriters of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and of the several documents required by this Section to be so furnished, including costs of shipping and mailing, (v) the rating of the Securities by rating agencies, (vi) the fees and expenses of the Trustee (including related fees and expenses of any counsel to the Trustee), and (vii) the furnishing to the Underwriters of copies of all reports and information required by paragraph 6(j) above, including costs of shipping and mailing.

(l)                                     During the period from the date of this Agreement to the Closing Date, not to, directly or indirectly, without the prior written consent of                  , offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Partnership Parties and having a tenor of more than one year; provided, however, that the foregoing restriction shall not apply to the sale of the Securities to the Underwriters pursuant to this Agreement, or to any Partnership Parties’ guarantee of debt securities of any affiliate of the Partnership Parties.

7.                                      Indemnification.

(a)                                 The Partnership Parties will jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each entity that is an affiliate (as defined in Rule 405 of the Rules) of any Underwriter that has participated in the distribution of the Securities as an underwriter, as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, to which such Underwriter may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Partnership Parties; and

(iii)                               against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of any Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.

(b)                                 Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Partnership Parties, the General Partner, the directors of the General Partner, the officers of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership, the Operating Company or the General Partner within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents) or any Issuer Free Writing Prospectus.

(c)                                  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Partnership Parties, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnified party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

8.                                      Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties, on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Partnership Parties, and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Partnership Parties, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this

Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership, the Operating Company or the General Partner within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partnership, the Operating Company and the General Partner. The various Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting obligations and not joint.

The obligations of the Partnership Parties under this Section 8 shall be in addition to any liability which the Partnership Parties may otherwise have.

9.                                      Termination.  This Agreement may be terminated by the Representatives by notifying the Partnership Parties at any time at or prior to the Closing Date, if any of the conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Partnership Parties shall not be under any liability to any Underwriter and no Underwriter shall be under any liability to the Partnership Parties, except that (a) if this Agreement is terminated by the Underwriters because of any failure or refusal on the part of the Partnership Parties to comply with the terms of this Agreement or because any of the conditions contained in Section 5 of this Agreement, other than Section 5(i) or Sections 5(d)(i), (iii), (iv) or (v), have not been met, the Partnership Parties will jointly and severally reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursement of their counsel) reasonably incurred by them and (b) no Underwriter who shall have failed or refused to purchase the Securities agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Partnership Parties or the other Underwriters for damages occasioned by its default.

10.                               Default of Underwriters.  If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the number of Securities agreed to be purchased by such Underwriter or Underwriters, the remaining Underwriter or Underwriters may find one or more substitute underwriters to purchase such Securities or make such other arrangements as they may deem advisable or one or more of the remaining Underwriters may agree to purchase such Securities in such proportions as may be approved by the Representatives or the remaining Underwriter or Underwriters, in each case upon the terms herein set forth.  If no such arrangements have been made within 24 hours after the Closing Date, and

(a)                                 the aggregate principal amount of such Securities to be purchased by the defaulting Underwriter or Underwriters shall not exceed 10% of the total principal amount of all of the Securities, each of the non-defaulting Underwriters shall be obligated to purchase such Securities on the terms herein set forth in proportion to their respective obligations hereunder, or

(b)                                 the aggregate principal amount of such Securities to be purchased by the defaulting Underwriter or Underwriters shall exceed 10% of the total principal amount of all of the Securities, the Partnership Parties shall be entitled to an additional period of 24 hours within which to find one or more substitute underwriters satisfactory to the Representatives or the remaining Underwriter or Underwriters to purchase such Securities, upon the terms set forth herein.

In any such case, the Underwriters or the Partnership Parties shall have the right to postpone the Closing Date for a period of not more than seven business days in order that necessary changes and arrangements may be effected.  If the aggregate principal amount of such Securities to be purchased by such defaulting Underwriters shall exceed 10% of the total principal amount of all of the Securities, and neither the non-defaulting Underwriters nor the Partnership Parties shall make arrangements pursuant to this Section 10 within the period stated for the purchase of the Securities which the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and without liability on the part of the Partnership, except, in each case, as provided in Sections 6(k), 7, 8 and 9 hereof.  The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Partnership Parties or the non-defaulting Underwriters arising out of such default.  A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

11.                               Absence of Fiduciary Relationship.  The Partnership Parties acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership Parties on other matters) or any other obligation to the Partnership Parties except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties and (v) each of the Partnership Parties has consulted its own legal advisors to the extent it deemed appropriate. Each of the Partnership Parties agrees that it will not claim that the Underwriters, or any of them individually, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the such Partnership Party, in connection with such transaction or the process leading thereto.

12.                               Miscellaneous.  The reimbursement, indemnification and contribution agreements contained in Sections 6(k), 7 and 8 hereof and the representations, warranties, covenants and agreements of the Partnership Parties in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any officer, director or controlling person of any Underwriter, or by or on behalf of the Partnership Parties or any controlling person of the Partnership Parties, or any officer, director or controlling person of the General Partner, and (c) delivery of and payment for Securities under this Agreement.

This Agreement has been and is made solely for the benefit of the Underwriters, the Partnership Parties, the General Partner and their respective permitted successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, the Partnership Parties or the General Partner, and for the benefit of the directors and officers of the General Partner and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Securities merely because of such purchase.

In dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any written statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

Each of the Partnership Parties and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SCHEDULE I

Issuer General Use Free Writing Prospectuses

SCHEDULE II

FORM OF OPINION OF ANDREWS KURTH LLP
TO BE DELIVERED PURSUANT TO SECTION 5(g)

        , 20

To:

As Representatives of the several Underwriters

c/o     [Name of Underwriter]

Re:                  Senior Notes due        , issued by El Paso Pipeline Partners Operating Company, L.L.C.

Ladies and Gentlemen:

We have acted as special counsel to El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (the “Issuer”), and El Paso Pipeline Partners, L.P., a Delaware limited partnership, the sole member of the Issuer and the guarantor of the Securities (as defined below) (the “Guarantor”), in connection with the Underwriting Agreement dated              (the “Underwriting Agreement”) among (i) the Issuer, (ii) the Guarantor and (iii)            ,            and             , as the Representatives of the several underwriters named on Schedule I therein (the Underwriters”), relating to the issuance and sale by the Issuer to the Underwriters of $            aggregate principal amount of the Issuer’s            % Senior Notes due             (the “Securities”).  The Issuer and the Guarantor are referred to collectively herein as the “Obligors.”

The Securities will be issued pursuant to an indenture dated as of March 30, 2010 (the “Base Indenture”), by and among the Issuer and HSBC Bank USA, National Association, as trustee (the “Trustee”), as amended and supplemented by the            Supplemental Indenture thereto (the “Supplemental Indenture”) dated as of the date hereof, by and among the Issuer, the Guarantor and the Trustee (the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”).

We are furnishing this opinion letter to you pursuant to Section 5(g) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)         the Registration Statement on Form S-3 (File Nos. 333-             and 333-             ) relating to securities to be issued by the Obligors from time to time, including the Securities, filed by the Obligors under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on March 25, 2010, including the base prospectus included in such registration statement (the “Base

SCHEDULE II-1

Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(b)         the preliminary prospectus supplement dated            , relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(c)          the prospectus supplement dated             , relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(d)         the Issuer’s pricing term sheet dated            in the form filed with the SEC on            as a free writing prospectus (the “Pricing Term Sheet”);

(e)          each of the Guarantor’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(f)           the Indenture;

(g)          the form of the Securities;

(h)         the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $           , representing the Securities, purchased and sold pursuant to the Underwriting Agreement;

(i)             the Underwriting Agreement;

(j)            the Certificate of Formation of the Issuer, certified by the Secretary of State of the State of Delaware as in effect on           , and certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Underwriting Agreement and the date hereof (the “Issuer Certificate of Formation”);

(k)         the Limited Liability Company Agreement of the Issuer, certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Underwriting Agreement and the date hereof (the “Issuer LLC Agreement”);

(l)             the Certificate of Formation of El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and the general partner of the Guarantor (the “Guarantor General Partner”), certified by the Secretary of State of the State of Delaware as in effect on

SCHEDULE II-2

           , and certified by the Secretary of the Guarantor General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Underwriting Agreement and the date hereof;

(m)     the Limited Liability Company Agreement of the Guarantor General Partner, certified by the Secretary of the Guarantor General Partner as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Underwriting Agreement and the date hereof (the “Guarantor GP LLC Agreement”);

(n)         resolutions of the Board of Directors of the Guarantor General Partner, dated             , and resolutions of the Pricing Committee of the Board of Directors of the Guarantor General Partner dated            , certified by the Secretary of the Guarantor General Partner;

(o)         the Certificate of Limited Partnership of the Guarantor, certified by the Secretary of State of the State of Delaware as in effect on           , and certified by the Secretary of the Guarantor General Partner, as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) above, the date of the Underwriting Agreement and the date hereof (the “Guarantor LP Certificate”);

(p)         the First Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1 thereto, of the Guarantor, certified by the Secretary of the Guarantor General Partner, as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) above, the date of the Underwriting Agreement and the date hereof (the “Guarantor LP Agreement”);

(q)         certificates from the Secretary of State of the State of Delaware dated           as to the good standing and legal existence under the laws of the State of Delaware of each of the Obligors;

(r)            a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Vice President of the Guarantor General Partner, a copy of which is attached hereto as Exhibit A; and

(s)           each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.  As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Obligors (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

SCHEDULE II-3

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of each of the Obligors as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets or properties of the Obligors and their subsidiaries, considered as a single enterprise.

“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, which have been certified by officers of each of the Obligors as being every order or decree of any governmental authority by which the Obligors or any of their subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets or properties of the Obligors and their subsidiaries, considered as a single enterprise.  However, an officer of the Guarantor General Partner has certified in the Opinion Support Certificate that there are no Applicable Orders.

“Delaware LLC Act” means the Delaware Limited Liability Company Act.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Disclosure Package” means the Preliminary Prospectus, as supplemented by the Pricing Term Sheet.

“Obligor Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the Issuer Certificate of Formation; (ii) the Issuer LLC Agreement; (iii) the Guarantor LP Certificate; and (iv) the Guarantor LP Agreement.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

“Transaction Documents” means, collectively, the Underwriting Agreement, the Indenture and the Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.              The Issuer has been duly formed and is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.  The Guarantor has been duly formed and is validly existing as a limited partnership and in good standing under the laws of the State of Delaware.

2.              The Issuer has the limited liability company power and authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus.  The Guarantor has the

SCHEDULE II-4

limited partnership power and authority under the laws of the State of Delaware to (i) execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents to which it is a party and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus.

3.              Each of the Transaction Documents has been duly authorized, executed and delivered by the Issuer.  Each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by the Guarantor.

4.              None of (i) the execution and delivery of, or the incurrence or performance by the Obligors of their respective obligations under, each of the Transaction Documents to which it is a party, each in accordance with its terms, (ii) the offering, issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement, or (iii) the issuance of the guarantee of the Securities by the Guarantor (A) constituted, constitutes or will constitute a violation of any of the Obligor Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Obligor pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (1) applicable laws of the State of New York, (2) applicable laws of the State of Texas, (3) applicable laws of the United States of America, (4) the Delaware LP Act, (5) the Delaware LLC Act, or (6) Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (E) resulted, results or will result in the contravention of any Applicable Order.

5.              No Governmental Approval or Filing (as defined below), which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by each of the Obligors of, the Transaction Documents to which it is a party or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against any of the Obligors that is a party thereto.  As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) the Delaware LP Act, (iv) the Delaware LLC Act, or (v) applicable laws of the United States of America.

6.              The statements under the captions “Description of Debt Securities of El Paso Pipeline Partners Operating Company, L.L.C.” in the Base Prospectus and “Description of Notes” in the Preliminary Prospectus as supplemented by the Pricing Term Sheet and the Prospectus, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

SCHEDULE II-5

7.              The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States federal income tax considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

8.              The Indenture constitutes a valid and binding obligation of each of the Obligors, enforceable against each of them in accordance with its terms, under applicable laws of the State of New York.

9.              When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.

10.       When the Securities have been authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the guarantee of the Securities included in the Indenture will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms of the Indenture, under applicable laws of the State of New York.

11.       The Issuer is not, and immediately after giving effect to the issuance and sale of the Securities on the date hereof and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the Obligors, the independent registered public accounting firm for the Obligors, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 6 and 7 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Obligors), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations; provided, however, that we express no opinion, statement or belief as to Regulation S-T, (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a

SCHEDULE II-6

material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of        [a.m.][p.m.]., Eastern time, on        (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter) contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (A) the historical financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial or accounting data included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, (C) the Form T-1 included as an exhibit to the Registration Statement and (D) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.

Furthermore, we advise you that (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Registration Statement became effective upon filing under Rule 462(e) under the Securities Act.  In addition, we have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued.  To our knowledge based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, and (v) the Delaware LP Act and the Delaware LLC Act, as applicable.  References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references (including without limitation those appearing in paragraphs 4 and 5 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i)                                     The opinions set forth in paragraph l above as to the valid existence and good standing of the Obligors are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii)                                  In rendering the opinions set forth in paragraph 4 above regarding Applicable Agreements, we do not express any opinion, however, as to whether the execution or

SCHEDULE II-7

delivery by the Obligors of the Transaction Documents, or the incurrence or performance by any of the Obligors of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of any of the Obligors.

(iii)                               The opinion set forth in paragraph 7 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein.  We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion.  Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions.  No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

(iv)                              Treasury Circular 230 Disclosure. This disclosure is provided to comply with Treasury Circular 230.  The opinion set forth in paragraph 7 of this letter is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person.  Such opinion was written to support the promoting, marketing or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.  No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.

(v)                                 Our opinions in paragraphs 8, 9 and 10 above may be:

(1)         limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

(2)         subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

(vi)                              Our opinions in paragraphs 8, 9 and 10 insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York

SCHEDULE II-8

choice of law rules, including said Section 5-1401.  We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401.  We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

(vii)                           We express no opinion as to the validity, effect or enforceability of any provisions:

(1)         purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

(2)         providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

(3)         relating to severability or separability;

(4)         purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;

(5)         purporting to waive damages;

(6)         that constitute an agreement to agree in the future on any matter;

(7)         that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful or wrongful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;

(8)         purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts; or

SCHEDULE II-9

(9)         purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used.

(viii)                        We express no opinion as to the validity, effect or enforceability of Section 6.7(a) of the Indenture.

(ix)                              In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.  In this paragraph (ix), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(x)                                 Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected.  Further, we have assumed the compliance by each such party, other than the Obligors, with all laws, rules and regulations applicable to it, as well as the compliance by the each of the Obligors, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it.  In this paragraph (x), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(xi)                              We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Security is located (other than the State of New York) that limit the

SCHEDULE II-10

interest, fees or other charges such holder may impose for the loan or use of money or other credit.

(xii)                           Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

(xiii)                        We advise you that certain of the guaranty and surety waivers contained in the Indenture may be unenforceable in whole or in part.

This opinion is being furnished only to you in connection with the issuance and sale of the Securities under the Underwriting Agreement on the date hereof and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission.  The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

SCHEDULE II-11

ANNEX A

Pricing Disclosure Package

1.                                  The Prospectus, as supplemented by the Preliminary Prospectus Supplement; and

2.                                  The information identified on Schedule I to the Underwriting Agreement or disclosures directly relating thereto or derived therefrom [;and]

[3.                              Identify any Issuer General Free Writing Prospectus.]

For purposes of determining the “Pricing Disclosure Package,” the information contained in the foregoing documents shall be considered together.  With respect to statements contained in the Pricing Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.